EXHIBIT 10.92

                                 LEASE AGREEMENT

                                   ----------


                      SMART CHOICE AUTOMOTIVE GROUP, INC.,


                                    LANDLORD,


                                       and


                             ECKLER INDUSTRIES, LLC


                                     TENANT


          PREMISES:  Buildings Two and Three, 5130 and 5140 South
                     Washington Avenue, Titusville, Florida


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I....................................................................-1-
         1.1      Demise and Premises........................................-1-
         1.2      Use of Building One........................................-2-
         1.3      Encumbrances...............................................-3-
         1.4      Term.......................................................-3-
         1.5      Renewal Options............................................-4-

ARTICLE II - RENT............................................................-5-
         2.1      Basic Rent.................................................-5-
         2.2      Additional Rent............................................-5-
         2.3      Net Rent...................................................-6-
         2.4      Interest on Rent...........................................-6-
         2.5      Method of Payment..........................................-6-
         2.6      Additional Rent............................................-6-

ARTICLE III - USE............................................................-7-
         3.1      Use........................................................-7-

ARTICLE IV - TAXES; UTILITIES................................................-7-
         4.1      Taxes Payable by Tenant....................................-7-
         4.2      Installment Payments.......................................-8-
         4.3      Proration..................................................-8-
         4.4      Contests...................................................-8-
         4.5      Taxes Not Payable by Tenant...............................-10-
         4.6      Evidence of Payment.......................................-10-
         4.7      Forwarding of Bills.......................................-11-
         4.8      Utility Charges...........................................-11-

ARTICLE V - ALTERATIONS ....................................................-12-
         5.1      Changes, Alterations and Additional Construction..........-12-
         5.2      Manner of Construction....................................-13-
         5.3      Title to Alterations......................................-13-

ARTICLE VI - SURRENDER......................................................-14-
         6.1      Delivery of Possession....................................-14-
         6.2      Removal of Personal Property..............................-15-
         6.3      Retention of Personal Property............................-15-

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ARTICLE VII - INSURANCE ....................................................-16-
         7.1      Property Insurance........................................-16-
         7.2      Liability Insurance.......................................-16-
         7.3      Flood Insurance...........................................-17-
         7.4      General Requirements......................................-17-
         7.5      Accidents.................................................-19-
         7.6      Proof of Loss.............................................-19-
         7.7      Restoration...............................................-19-

ARTICLE VIII - PERFORMANCE OF TENANT'S AGREEMENTS...........................-20-
         8.1      Performance of Tenant's Agreements........................-20-

ARTICLE IX - REPAIRS AND MAINTENANCE .......................................-20-
         9.1      Repair of Premises........................................-20-
         9.2      No Obligation of Landlord to Make Repairs.................-21-
         9.3      Commission of Waste.......................................-21-

ARTICLE X - COMPLIANCE WITH LAWS, ORDINANCES, ETC...........................-21-
         10.1     Compliance with Laws......................................-22-
         10.2     Compliance with Insurance Requirements....................-22-
         10.3     Compliance with Restrictions..............................-22-
         10.4     Contest by Tenant.........................................-23-
         10.5     Permits...................................................-23-

ARTICLE XI - MECHANICS' LIENS ..............................................-23-
         11.1     Mechanics' Liens..........................................-23-

ARTICLE XII - INSPECTION OF PREMISES BY LANDLORD............................-24-
         12.1     Inspection of Premises by Landlord........................-24-

ARTICLE XIII - INDEMNIFICATION OF LANDLORD .................................-25-
         13.1     Indemnification of Landlord...............................-25-

ARTICLE XIV - TENANT'S ACCEPTANCE OF CONDITION OF PREMISES..................-25-
         14.1     Tenant's Acceptance.......................................-25-

ARTICLE XV - DEFAULT BY TENANT..............................................-26-
         15.1     Event of Default..........................................-26-
         15.2     Multiple Defaults.........................................-27-
         15.3     Landlord's Remedies for Tenant's Default..................-27-
         15.4     Miscellaneous Default Provisions..........................-31-

ARTICLE XVI - DAMAGE AND DESTRUCTION........................................-32-
         16.1     Damage by Fire, etc.......................................-32-

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         16.2     Restoration...............................................-33-
         16.3     No Abatement of Rent......................................-33-
         16.4     ..........................................................-34-

ARTICLE XVII - CONDEMNATION.................................................-34-
         17.1     Total Taking..............................................-34-
         17.2     Award on Total Taking.....................................-34-
         17.3     Partial Taking............................................-34-
         17.4     Reconstruction............................................-35-
         17.5     Award on Partial Taking...................................-35-
         17.6     Settlement Agreement......................................-35-
         17.7     Abatement in Basic Rent...................................-36-

ARTICLE XVIII -ASSIGNMENT, SUBLETTING AND MORTGAGING........................-36-
         18.1     Voluntary Assignment or Other Transfer of Lease...........-36-

ARTICLE XIX - TENANT'S WORK.................................................-38-
         19.1     Tenant's Work.............................................-38-

ARTICLE XX - NOTICES........................................................-38-
         20.1     Notices...................................................-38-

ARTICLE XXI - QUIET ENJOYMENT...............................................-39-
         21.1     Quiet Enjoyment...........................................-39-

ARTICLE XXII - TENANT'S ESTOPPEL CERTIFICATES...............................-39-
         22.1     Estoppel Certificates.....................................-39-

ARTICLE XXIII - LEASE NOT SUBJECT TO TERMINATION............................-40-
         23.1     Lease with First Mortgagee................................-40-

ARTICLE XXIV - ENVIRONMENTAL MATTERS........................................-40-
         24.1     Compliance With Laws......................................-40-
         24.2     Permits...................................................-41-
         24.3     Site Contamination........................................-41-
         24.4     Indemnification; Limitation of Liability..................-42-
         24.5     Tenant's Covenants........................................-43-

ARTICLE XXV - MISCELLANEOUS PROVISIONS......................................-43-
         25.1     Integration...............................................-43-
         25.2     No Recording..............................................-43-
         25.3     Time of the Essence.......................................-43-
         25.4     No Partnership............................................-43-
         25.5     Severability..............................................-43-
         25.6     Authority.................................................-44-

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         25.7     Governing Law.............................................-44-
         25.8     Counterparts..............................................-44-
         25.9     Headings; Pronouns........................................-44-
         25.10    Limitation of Landlord's Liability........................-45-
         25.11    Survival..................................................-45-
         25.12    Waiver of Subrogation.....................................-45-
         25.13    Signs.....................................................-46-
         25.14    Parking...................................................-46-
         25.15    Brokers...................................................-48-
         25.16    Prevailing Party..........................................-48-
         25.17    Effect of Conveyance or Assignment by Landlord............-48-
         25.18    Radon Disclosure..........................................-49-
         25.19    Landlord's Default........................................-49-
         25.20    Memorandum of Lease.......................................-49-
         25.21    Landlord's Lien Waiver....................................-50-
         25.22    Survey....................................................-50-

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                              SCHEDULE OF EXHIBITS:

EXHIBIT "A"  -  THE PREMISES

EXHIBIT "A-1" - ACCESS EASEMENT

EXHIBIT "B" - INTENTIONALLY OMITTED

EXHIBIT "C" - DESCRIPTION OF INTERIM SPACE

EXHIBIT "D" - TAX PARCELS

EXHIBIT "E" - COVENANTS, RESTRICTIONS AND OTHER MATTERS AFFECTING
              THE PREMISES

EXHIBIT "F" - TENANT WORK LETTER

EXHIBIT "G" - TENANT PARKING AREAS

EXHIBIT "H" - FORM OF WAIVER OF LANDLORD'S LIEN

                                 LEASE AGREEMENT

                  This Lease Agreement ("LEASE") is entered into as of this _______ day of August, 1999, by and between Smart Choice Automotive Group, Inc. ("LANDLORD"), and Eckler Industries, LLC ("TENANT"). Landlord and Tenant, each intending to be legally bound, hereby mutually covenant and agree as follows:

                       ARTICLE I - DEMISE, PREMISES, TERM

         I.1 DEMISE AND PREMISES. Landlord hereby demises and lets unto Tenant, and Tenant hereby leases and takes from Landlord, for the Term and upon the covenants, terms and conditions hereinafter set forth, all those certain tracts or parcels of land located at 5130 and 5140 South Washington Avenue, Titusville, Florida, consisting of Parcels 1, 2 (less the easement access area shown on Exhibit "A-1"), 5 and a portion of Parcel 4 and Parcel 6 in the areas designated on EXHIBIT "G" (Parcel 4 and Parcel 6 being subject to relocation rights as set forth in Section 25.14 hereof), Buildings Two and Three, and all walkways, parking lots, driveways, utility facilities, structures and other improvements located thereon and all rights, privileges and easements (including without limitation, the easement for access described in EXHIBIT "A-1" attached hereto and made a part hereof) appurtenant thereto (the "Premises"). The Premises is described on EXHIBIT "A" attached hereto and made a part hereof (excluding Parcel 4 and Parcel 6 which are only shown on EXHIBIT "G"). Together with all those fixtures and building machinery and equipment which are now located in or on the Premises (collectively, "FIXTURES"); and all furniture, furnishings, trade fixtures and other personal property now located on or in the Premises, (collectively, "Personalty"); and such other rights and privileges as currently exist for the benefit, use and operation of Building Two and Building Three for storm water runoff to the retention pond (as shown on Exhibit "D"), provided, however, Landlord shall have the right to relocate such rights and privileges so long as Landlord provides alternative rights and privileges of the same utility in all material respects.

         I.2 USE OF BUILDING ONE. During the interim period required for the construction of the Tenant's Work in Building Three described in this Lease and the Tenant's Work Letter, Landlord demises and lets unto Tenant and Tenant leases from Landlord the space located in Building One, as more particularly shown on EXHIBIT "C" attached hereto, consisting of approximately 9,000 square feet of space and the shared use with Landlord of the computer room located on the second floor of Building One (the "Interim Space"). The Interim Space shall also include the right to use the parking areas adjacent to Building One with respect to employees occupying the Interim Space and the customers of Tenant, and the right to come upon, through, on and across the Landlord's property, including Building One, to access the Interim Space.

         Tenant will vacate the Interim Space upon the earlier to occur of (i) March 1, 2000 or (ii) fifteen (15) days after the completion of the Tenant's Work; provided, however, Tenant may extend the term of the Interim Space for three additional consecutive months up until May 31, 2000 so long as Tenant pays Landlord rent for such months in the amounts of $2,000.00 for March, $3,000.00 for April and $4,000.00 for May to the extent that Tenant exercises its right to extend for such month (unless such extension is due to a force majeure event in which event rent shall be as stated below). Notwithstanding anything to the contrary contained in this Paragraph 1.2, Tenant's obligation to vacate the Interim Space on the dates provided above shall be subject

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to force majeure events not to exceed one hundred eighty (180) days. If Tenant extends the term of the Interim Space past March 1, 2000 due to a force majeure event, notwithstanding the provisions above, Tenant shall pay Landlord rent for such extended months at the rent of $2,000 per month. Any partial month during the extended term of the Interim Space shall be prorated. Tenant will not pay Rent or other charges with respect to Tenant's use of the Interim Space, except as above set forth and as stated in Sections 4 and 5 of the Transition Services Agreement between Landlord and Tenant of even date herewith.

         I.3 ENCUMBRANCES. This Lease and Tenant's leasehold estate hereunder are subject to all applicable laws, ordinances and regulations and the matters set forth on EXHIBIT "E" attached hereto and made a part hereof. Landlord shall cause each existing and future mortgagee to execute and deliver to the Tenant for execution such mortgagee's standard form of subordination, attornment and non-disturbance agreement providing, INTER ALIA, that conditioned upon there being no Event of Default, this Lease shall not be terminated by such mortgagee and Tenant's rights under this Lease, including possession, shall continue. Tenant, as a condition to the effect of such covenant of non-disturbance shall execute and deliver each such mortgagee's standard form of subordination, attornment and non-disturbance agreement.

         I.4 TERM. The term of this Lease ("TERM") shall commence 12:01 A.M. on the date hereof ("COMMENCEMENT DATE"), and shall end at 11:59 p.m. on September 30, 2009 ("EXPIRATION DATE") unless sooner terminated as herein provided. As used herein, "LEASE YEAR" means each consecutive twelve calendar month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first

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Lease Year shall also include the days during the Term occurring before the first day of the first calendar month following the Commencement Date.

         I.5 RENEWAL OPTIONS. Provided no Event of Default shall have occurred and remain, Tenant shall have the option, for two (2) additional terms, to extend the term of this Lease. The first renewal period being five (5) years (the right to exercise same shall hereinafter be referred to as the "FIRST RENEWAL TERM"), which right shall be exercisable by Tenant giving written notice thereof to Landlord at least 180 days prior to the end of the tenth Lease Year. The second renewal period being equal to five (5) years (the right to exercise same shall hereinafter be referred to as the "SECOND RENEWAL TERM"), which right shall be exercisable by Tenant only after Tenant exercised its option for the First Renewal Term in accordance with this Section 1.5 and by giving written notice to Landlord at least 180 days prior to the end of the First Renewal Term. Both the First and Second Renewal Terms shall be on the same terms and provisions as set forth herein, except that Landlord will provide no improvement allowance, there shall be no Interim Space, there shall be no additional renewal rights, and the Basic Rent for each year during each of the renewal terms shall, in each instance, be increased to equal to the product of the Basic Rent for the Lease Year preceding each such year, multiplied by a fraction, the denominator of which shall be the published CPI Index (hereinafter defined) figure for the month immediately preceding the first month of the Term (i.e., July, 1999) and numerator of which shall be the published CPI Index figure for the month immediately preceding the first month of the preceding Lease Year. For purposes of this Lease, "CPI Index" means the Consumer Price Index, all Urban Consumers, All Items (1982 - 84=100) for Brevard County, as published by the Bureau of

Labor Statistics of the United States Department of Labor (or the Index published by such Bureau closest to Brevard County if no index is published for Brevard County), or, if the foregoing index is no longer published, then a comparable measure of the purchasing power of the United States Dollar as published by an agency of the United States government and designated by Landlord.

                                ARTICLE II - RENT

         II.1 BASIC RENT. Tenant shall pay to Landlord beginning on the Commencement Date, for ten (10) years, an annual basic rent ("BASIC RENT") of $130,000, in equal monthly installments of $10,833.33, plus all applicable sales taxes. Each such monthly installment of Basic Rent shall be payable in advance on the first day of each month during the Term, the first such installment to be paid on the Commencement Date, provided, however, if the Commencement Date is not the first day of a calendar month, then the Basic Rent for the calendar month in which the Commencement Date occurs shall be prorated on the basis of the portion of such month which occurs during the Term, which prorated amount shall be paid on the Commencement Date.

         II.2 ADDITIONAL RENT. From and after the Commencement Date, and throughout the Term of this Lease, Tenant shall pay as additional rent ("ADDITIONAL RENT", the Basic Rent and Additional Rent, and each installment and increment thereof, are sometimes herein collectively called "RENT") all additional (i.e., in addition to the Basic Rent) sums, costs, expenses and other payments which Tenant in any of the provisions of this Lease assumes or agrees to pay or discharge, and, in the event of any non-payment thereof, Landlord shall have all the rights and remedies provided for herein or by law or in equity in the case of non-payment of rent.

         II.3 NET RENT. It is intended that the provisions of this Lease shall require Tenant to pay all real estate taxes, special and general assessments, insurance premiums, and the maintenance and repair costs and expenses relating to the Premises as expressly provided in Article 9. It is intended that (a) Landlord shall incur no cost or expense with respect to the Premises during the Term, except as otherwise expressly provided in this Lease and (b) the Basic Rent shall be an absolute net return to Landlord throughout the Term of this Lease, without offset or deduction and free of all expenses, charges, diminution and other deductions whatsoever, except as otherwise expressly provided in this Lease.

         II.4 INTEREST ON RENT. Any Rent not paid within five (5) days after due shall bear interest at the annual rate equal to the prime rate, as published in the WALL STREET JOURNAL plus two per cent (2%) ("DEFAULT Rate") from its due date until the date of payment.

         II.5 METHOD OF PAYMENT. All Rent shall be paid at Landlord's office specified in Section 20.1, or to such other person and/or at such other place as shall be designated by Landlord to Tenant. All Rent shall be paid by Tenant without offset, deduction or demand, except as otherwise expressly provided for herein.

         II.6 ADDITIONAL RENT. All amounts other than Basic Rent which Tenant is obligated to pay to Landlord or any other party as required by this Lease and such sums that Tenant is required to pay to Landlord under Section 2(g) of the Merger Agreement (as hereinafter defined), if any, as determined under Section 2(g), shall constitute additional rent ("Additional Rent").

                                ARTICLE III - USE

         III.1 USE. The Premises may be used solely for the purpose of showroom, offices, sales, warehouse, manufacturing and activities relating to such uses, in each instance in accordance with Governmental Regulations (as hereinafter defined), and for no other purpose. "Governmental Regulations" shall mean all present and future laws, statutes, ordinances, orders, rules, regulations and requirements of any federal, state or municipal government, agency, department, commission, board or officer having jurisdiction, foreseen or unforeseen, ordinary or extraordinary, which shall be applicable to the Premises, or any part thereof, or to the use or manner of use of the Premises thereof by any of the occupants thereof.

                          ARTICLE IV - TAXES; UTILITIES

         IV.1 TAXES PAYABLE BY TENANT. Tenant shall pay (except as hereinafter provided in Section 4.05) all taxes, general and special assessments, excises, levies, license and permit fees and other governmental charges, general or special, ordinary or extraordinary, unforeseen or foreseen, of any kind and nature whatsoever (including without limitation all penalties and interest thereon, except as otherwise provided in Section 4.7 hereof) which at any time during the Term may be assessed, levied, imposed upon, or grow or become due and payable out of or in respect of, the Premises or any part thereof, which, for the purposes of this Article IV shall mean to include Parcels 1, 2 and 5, Tenant's pro rata share of Taxes on Parcel 4 which shall be calculated by multiplying the Tax on Parcel 4 by a percentage in which the numerator is the number of parking spaces on Parcel 4 leased to Tenant and the denominator is the number of total parking spaces on Parcel 4, and Tenant's pro rata share of Taxes on other parcels that it leases which shall be calculated by multiplying the Tax on such parcel by a percentage in which the numerator is the square footage of the land that Tenant uses and the denominator is the square footage of the land of such parcel or the use or occupancy thereof, including without limitation, sales taxes and amounts of whatever nature assessed in lieu of sales taxes, or which at any time during the Term hereof may become a lien on the Premises or any part thereof (all of the foregoing are sometimes herein collectively called "TAXES").

         IV.2 INSTALLMENT PAYMENTS. If, by law, any Tax, at the option of the taxpayer, may be paid in installments, Tenant may exercise the option to pay the same in installments and, in such event, Tenant shall pay such installments and all interest which shall accrue on the unpaid balance of such Tax as it becomes due. In addition, all installments of any such Tax and all interest thereon which are payable after the end of the Term shall be deposited, prior to the end of the Term, by Tenant with Landlord for such payment.

         IV.3 PRORATION. Any Tax assessed on the basis of a fiscal or tax period of the relevant taxing authority, a part of which period is included within the Term and a part of which falls before the Term or after the Term, shall be prorated between Landlord and Tenant so that Tenant shall pay such proportion of said Tax as applies to Term, and Landlord shall pay the remainder thereof. If Landlord fails to pay any Tax required under this Paragraph, Tenant shall have the right to pay any such Tax ten (10) business days after notice to Landlord.

         IV.4 CONTESTS. Tenant shall have the right to contest, at Tenant's sole cost and expense, the amount or validity, in whole or in part, of any Tax, by appropriate proceedings diligently conducted by Tenant in good faith, but only after payment of the amount of such Tax into an escrow account acceptable to Landlord, in which event Tenant may postpone or defer payment of such Tax if the right or privilege so to do is granted or sanctioned by applicable law and if the Premises shall not, by reason of such postponement or deferment, be subject or liable to lien, forfeiture or loss, and if Tenant shall promptly commence proceedings for such contest and prosecute the same with all due diligence and dispatch. Upon the termination of such proceedings, Tenant shall pay such amount of any such Tax or part thereof as is finally determined in such proceedings, the payment of which, pursuant to the foregoing provisions of this Section, shall have been deferred during the prosecution of such proceedings, together with all costs, fees, interest, penalties and other liabilities in connection therewith. If Tenant fails to maintain in escrow an amount equal to all of the Taxes, penalties and interest due, alleged to be due by the taxing authority and accruing or the Term of this Lease shall be terminated or expire during the course of such proceedings, and if Tenant, pursuant to the foregoing provisions, shall have deferred payment of the contested Tax, then, unless Landlord shall instruct Tenant otherwise, Tenant shall, prior to such termination or expiration, duly terminate such proceedings and pay to the appropriate taxing authorities the full amount of such Tax and all interest and penalties attributable to such deferred payment. Upon request by Tenant, Landlord, subject to the reasonable approval of Landlord's counsel, shall execute and deliver any and all such documents or instruments and take any and all such other action as shall be necessary or proper to permit Tenant to bring such proceedings in Tenant's name or otherwise to facilitate the conduct of such proceedings by Tenant. Tenant shall, within ten days after Landlord's demand, reimburse Landlord for all costs and expenses (including, without limitation, counsel fees) incurred by Landlord in connection with any such proceedings. Tenant shall defend, indemnify and save Landlord harmless from all other liability, costs and expenses incurred in connection with any such proceedings. Any refunds of Taxes paid by Tenant resulting from such contest by Tenant and attributable to any period occurring during the Term shall be payable to Tenant.

         IV.5 TAXES NOT PAYABLE BY TENANT. Nothing herein contained shall be construed to require Tenant to pay (a) any income, gross receipts, profits or similar tax assessed on or in respect of the general income of Landlord, (b) any corporation, capital levy or other franchise, license, excise, mercantile or similar tax assessed against or payable by Landlord other than with respect to the use or occupancy of the Premises; (c) any gift, inheritance or estate, tax assessed or imposed against or payable by Landlord, or (d) any tax attributable to Landlord's transfer of the property comprising the Premises or any tax relating to any property other than the Premises; except that, if, subsequent to the date of this Lease, any tax shall be levied, assessed or imposed upon or be required to be paid by Landlord as a substitute for one or more of the taxes otherwise required hereby to be paid by Tenant, or Landlord shall be required by any governmental authority to pay any additional tax with respect to Landlord's ownership of the Premises (other than those excluded above), the execution and delivery of this Lease, or the receipt or accrual of any Rent or other sum payable to Landlord under the provisions of this Lease, the same shall, to the extent of such substitution, be deemed to be a Tax payable by Tenant hereunder.

         IV.6 EVIDENCE OF PAYMENT. Tenant shall furnish to Landlord for inspection no later than ten business days before the date when any Tax would become delinquent, a photocopy of the official receipt of the appropriate taxing authority, or, in lieu thereof, other proof satisfactory to Landlord evidencing payment of such Tax.

         IV.7 FORWARDING OF BILLS. Landlord shall, promptly upon receipt of a bill for any Tax, or notice of assessment, or notice of increase, or other change therein, forward the same to Tenant, but Tenant's nonreceipt thereof shall not excuse Tenant from the timely payment of any Tax which Tenant is obligated to pay hereunder or otherwise relieve Tenant of Tenant's liabilities and duties hereunder, provided, however, Landlord shall be responsible to pay any penalties and interest assessed upon or levied by such taxing authorities. Tenant and Landlord shall make arrangements with the taxing authorities for the transmission of bills and notices simultaneously to Landlord and Tenant.

         IV.8 UTILITY CHARGES. Tenant shall pay, before any interest or penalty shall accrue thereon, all water and sewer rentals and charges and all charges for gas, electricity, telephone and communication services and other utility services used, rendered or consumed by Tenant upon the Premises during the Term hereof. Landlord represents and warrants that Building Three and Building Two are separately metered for gas and electricity and other utilities except water. Landlord agrees to promptly install separate meters for water usage relating to Building Two and Building Three and the cost of such installation shall be shared equally by Landlord and Tenant. Landlord and Tenant shall pay for their respective share of all water, sewer and other utility charges that may be billed to Tenant or Landlord prior to the time that Building Three and Building Two are separately metered. Subject to causes beyond the control of Landlord, Landlord will maintain or cause to be maintained utility pipes, conduits and similar equipment which is located on (and only to the extent so located) on Landlord's property other than the Premises and which serves the Premises. To the extent such choice does not conflict or otherwise impair Landlord's ability to freely choose Landlord's utility provider(s), Tenant may choose Tenant's utility provider(s).

                             ARTICLE V - ALTERATIONS

         V.1 CHANGES, ALTERATIONS AND ADDITIONAL CONSTRUCTION. Tenant shall not construct any (a) additional building or improvement on the Premises (I.E., in addition to the improvements existing on the date hereof), or (b) change, alteration or addition in or to the Premises except for (i) those set forth on EXHIBIT "F" attached hereto and made a part hereof, and (ii) interior changes, alterations and additions or such other changes, alterations and additions which are less than $25,000.00 and which do not affect the foundation, load-bearing walls, roof, structure or exterior of the Building or the Building's plumbing, waste disposal, fire protection, heating, ventilating, air conditioning or mechanical systems (all of which Tenant shall be permitted to make without Landlord's approval, but with prior notice to Landlord), or (c) wall, fence, exterior lighting facility, driveway, roadway, parking area (except those areas shown on EXHIBIT "G") on the Premises (any and all of the foregoing being herein collectively called an "ALTERATION"), unless and until, in each instance (except as aforesaid with respect to permitted changes), Tenant shall have submitted to Landlord plans, specifications and other materials as Landlord may reasonably request, and Landlord shall have approved same. Such approval by Landlord shall not be unreasonably withheld, conditioned or delayed. Subject to the provisions of Paragraph 5.2 below, Landlord hereby approves Tenant's right
(i) to alter the fire wall located in Building Three to allow for additional office and call center space, and (ii) to construct, at Tenant's sole expense, parking areas in the space designated by Landlord in accordance with Paragraph
25.14 hereof.

         V.2 MANNER OF CONSTRUCTION. (A) All Alterations shall be constructed by Tenant, without expense to Landlord, in a good, first class and workmanlike manner, employing new materials of first class quality, and in compliance with the plans and specifications therefor and all applicable permits, Governmental Regulations and in compliance with the terms and conditions of this Lease.

                  (B) Prior to the commencement of construction of any Alteration costing in excess of $100,000, Tenant shall deliver to Landlord a contractor's performance and labor material payment bond, with corporate surety, in form reasonably satisfactory to Landlord, covering all contractors, subcontractors, materialmen and other persons who might be entitled to file a mechanics' lien, naming Landlord and Tenant, and no other person, as co-obligees, conditioned on completion of the Alteration in accordance with the Landlord-approved plans therefor and the provisions of this Lease, and the payment of the costs of labor and materials to be employed in connection therewith, free and clear of all mechanics' and other liens.

                  (C) Promptly upon the completion of construction of each Alteration, which on an individual or cumulative basis cost more than $50,000, Tenant shall deliver to Landlord one complete set of "as built" drawings thereof.

         V.3 TITLE TO ALTERATIONS. Except to the extent otherwise expressly provided herein, upon the expiration of this Lease such Alteration shall automatically be deemed part of the Premises for purposes of this Lease. Notwithstanding the foregoing, upon any termination of this Lease or Tenant's right of possession of the Premises, at Landlord's option, (a) prior to such expiration or termination, all such Alterations, or any part or parts thereof designated by Landlord except those with respect to Tenant's Work and the parking areas constructed by Tenant, shall be removed from the Premises and the Premises restored substantially to their condition immediately prior to the construction thereof, all at Tenant's expense, or (b) upon such expiration or termination, title to such Alterations, or any part or parts thereof designated by Landlord, in the condition in which Tenant is obliged to maintain the Alterations pursuant to the provisions of this Lease, shall automatically pass to, vest in and belong to Landlord without further action on the part of either party and without cost or charge to Landlord.

                             ARTICLE VI - SURRENDER

         VI.1 DELIVERY OF POSSESSION. Tenant shall, on the Expiration Date of the Term, or upon any earlier termination of this Lease, or upon any termination of Tenant's right to possess the Premises pursuant to the provisions of this Lease, well and truly surrender and deliver up the Premises into the possession and use of Landlord without delay and in the condition in which Tenant has herein agreed to maintain them, reasonable wear and tear, casualty and condemnation excepted, broom clean and free and clear of all lettings, occupancies, liens and encumbrances, other than those existing immediately prior to the commencement of the Term. If Tenant holds over in the Premises after the expiration of the Term or any earlier termination of this Lease or of Tenant's right to possess the Premises, then, at Landlord's option, and without limitation to any right or remedy of Landlord with respect to such holding over, Tenant shall be a Tenant at sufferance and shall pay Landlord Basic Rent for the period of the hold over in an amount equal to one hundred fifty percent (150%) of the Basic Rent in effect immediately prior to such expiration or termination, and Tenant shall be subject to and shall perform all its agreements and obligations, including, without limitation the payment of Additional Rent, under this Lease. Landlord's acceptance of any such Rent and performance during the period of Tenant's holding over shall not waive or otherwise affect any claim, right or remedy which Landlord may have with respect to such holding over and shall not be deemed a consent or agreement to such hold over by Landlord.

         VI.2 REMOVAL OF PERSONAL PROPERTY. Any and all personal property furnished or installed by or at the expense of Tenant which does not constitute part of the Premises shall be removed by Tenant and all damage to the Premises caused by such removal repaired by Tenant, prior to the expiration or earlier termination of the Term or the termination of Tenant's right to possess the Premises.

         VI.3 RETENTION OF PERSONAL PROPERTY. Any personal property which shall remain on the Premises after the expiration of the Term or earlier termination of this Lease or Tenant's right to possess the Premises may, at the option of Landlord, be deemed to have been abandoned by Tenant and may be retained by Landlord as Landlord's property or be disposed of, without liability of Landlord, in such manner as Landlord may see fit, or Landlord, at its option, may require Tenant to remove the same at Tenant's expense. In case of such removal, all costs of removal and of repairing any damage to the Premises arising from such removal shall be paid by Tenant upon Landlord's demand. Tenant shall pay to Landlord on demand (a) a reasonable fee for storing and disposing of any such personal property, and (b) all costs and expenses incurred by Landlord in storing and disposing of any such personal property (including, without limitation, counsel fees relating to claims against Landlord by any and all parties claiming interests in such personal property).

                             ARTICLE VII - INSURANCE

         VII.1 PROPERTY INSURANCE. Tenant shall at all times during the Term keep the Premises insured for the protection of Landlord and Tenant against such risks, and with such coverages, as Landlord shall from time to time reasonably require, which shall be "all-risk" insurance, including without limitation, fire and extended coverage insurance, in an amount not less than the full replacement value (as from time to time reasonably designated by Landlord), with coverage (in addition to the standard coverage afforded by such insurance) for theft, vandalism, malicious mischief, and, if available at commercially reasonable rates, and to the extent requested by Landlord, boiler explosion, and Tenant shall maintain rent loss insurance with respect to the Rent payable for a one-year period. Landlord shall at all times during the term of the Interim Space keep Building One insured in the same manner and with the same coverages as Landlord currently maintains.

         VII.2 LIABILITY INSURANCE. Tenant, at Tenant's sole cost and expense, shall maintain commercial general liability insurance against any claims for bodily injury, death or property damage, occurring on, in or about the Premises, and on, in or about the Tenant Parking Areas (as hereafter defined), and against contractual liability for any such claims, such insurance to afford minimum protection in the amount of $1,000,000 for bodily injury, personal injury or death to any one person and $2,000,000 for bodily injury, personal injury or death to more than one person and a liability umbrella policy of not less than $4,000,000, in each instance with a deductible amount of not more than $10,000, or in such higher amount as Landlord may deem reasonably necessary and as is customary in the industry. Landlord, and any mortgagee of the Premises designated by Landlord, shall be named as additional insured parties under all such policies. Tenant shall also maintain commercial general liability insurance as provided above with respect to Building One and Tenant's use of the adjacent parking areas used by Tenant and Tenant shall insure Tenant's personal property located in the Interim Space during the term of the Interim Space.

         VII.3 FLOOD INSURANCE. If, at any time or from time to time, the Premises are located in a designated "flood prone" area pursuant to the Flood Disaster Protection Act of 1973, or any amendment or supplement thereto, then Tenant shall obtain and maintain throughout the Term flood insurance and shall take such other action as may be necessary to comply fully with the

National Flood Insurance Program set forth in said Act. Tenant shall comply fully with the National Flood Insurance Act of 1968, as the same may be amended from time to time, and all other laws, orders, rules, ordinances and regulations concerning flood insurance, to the extent applicable to the Premises.

         VII.4 GENERAL REQUIREMENTS. Without limitation to the foregoing, the following provisions shall apply to each and every policy of insurance which Tenant is hereby required to carry: (a) the form, amount and coverage of each policy, and the insurer under each policy, shall be subject to Landlord's reasonable approval, and Landlord and each of Landlord's mortgagees (after notice of Landlord's mortgagees has been given to Tenant) shall be named as additional insureds, (b) Tenant shall cause each carrier to deliver its certificate of insurance to Landlord and each holder of a mortgage on the Premises, certifying the applicable insurance provisions herein required, (c) within ten days after Landlord's request, Tenant shall deliver to Landlord and any holder of a mortgage on the Premises designated by Landlord an original copy and certificate of each policy, (d) each certificate shall state that the applicable policy has been prepaid by Tenant for a minimum period of one month (or in lieu of such statement, Tenant shall provide Landlord with evidence of such prepayment), and shall require thirty (30) days written notice by the carrier to Landlord any holder of a mortgage on the Premises designated by Landlord prior to any cancellation, expiration, amendment or lapse thereof, (e) no policy shall name a loss payee or beneficiary other than Tenant, Tenant's lenders (with respect only to inventory, fixtures, equipment and personal property, in each instance owned by Tenant (the "Personal Property"), provided the removal of the Personal Property does not require a physical detachment from the realty or cause injury thereto and the Personal Property does not include any furnishings, fixtures or equipment which are or have been affixed to the realty) and Tenant's equipment Landlord(s) only with respect to equipment owned by any such equipment Landlord, and any holder of a mortgage on the Premises designated by Landlord,
(f) at least 30 days prior to the expiration of each policy, Tenant shall provide Landlord and any holder of a mortgage on the Premises designated by Landlord with certificates (or copies of policies, if required by Landlord as aforesaid) of renewal or replacement policies, (g) each policy shall be issued by a carrier duly licensed in the state in which the Premises are located, (h) Tenant shall not permit any condition to exist on the Premises, and shall not commit any act or omission, which would wholly or partially invalidate any insurance, (i) if any insurance shall expire, be withdrawn, lapse, become void or unsecure by reason of Tenant's breach of any condition thereof or by reason of the failure or impairment of the capital of any carrier thereof, Tenant shall place new insurance on the Premises, including insurance for the lapse period, which conforms to the insurance requirements herein set forth, and (j) in the event of any default by Tenant with respect to its obligations pertaining to insurance, Landlord, at its option but without being obliged to do so, and in addition to any other rights and remedies Landlord may have on account of such default, shall have the right to cure immediately after giving notice to Tenant of such default (including, without limitation, the right to purchase single interest coverage protecting only the interest of Landlord, the right to make premium payments and the right to cause changes to be made to policies then carried by Tenant), whereupon all costs and expenses incurred by Landlord in curing such default together with interest at the Default Rate from the respective dates of expenditures by Landlord, shall be paid by Tenant on demand. Landlord acknowledges and agrees the insurance coverage maintained by Tenant as of the date hereof is acceptable and approved.

         VII.5 ACCIDENTS. Upon the occurrence of any accident, injury or personal property casualty in or about the Premises, Tenant shall give immediate notice thereof to Landlord, and shall provide Landlord with evidence that such liability of Landlord relating thereto is covered by the insurance which Tenant is required by this Lease to carry.

         VII.6 PROOF OF LOSS. In the event of any loss or damage to the Premises, or any part thereof, for which a claim may be rendered against any such policy of insurance, Landlord, at its option (and without limitation to Landlord's rights under the preceding paragraph), may, in the event there exists an Event of Default, submit proof of loss to the appropriate insurer, and may apply for and be named the sole payee for proceeds of any such loss or damage; provided, however, if Landlord obtains such proceeds and fails to transfer such funds to Tenant for use by Tenant to restore, repair and rebuild the Premises, then, in such event, Tenant's obligation to restore shall cease.

         VII.7 RESTORATION. If the Premises, or any part thereof, are destroyed or damaged by any cause, Tenant shall give immediate notice thereof to Landlord and Tenant shall (except as provided below) promptly restore, repair and rebuild the Premises; provided however, in the case of an uninsurable casualty or event, Tenant shall not be required to restore, repair and rebuild the Premises. Except as otherwise herein provided, Landlord shall make available to Tenant and shall cause its lenders to make available to Tenant all proceeds of insurance actually paid under policies Tenant is hereby required to carry, to the extent necessary to pay the actual costs and expenses of such repair or restoration of the Premises, provided that Landlord shall have the right to elect from time to time: (i) to disburse such proceeds directly to Tenant, or
(ii) in the event there exists an Event of Default, to complete or not to complete, at Landlord's option, such repair or restoration itself, using such proceeds for such purpose.

                ARTICLE VIII - PERFORMANCE OF TENANT'S AGREEMENTS

         VIII.1 PERFORMANCE OF TENANT'S AGREEMENTS. If Tenant shall at any time fail to observe or perform any of its agreements or obligations under this Lease, and such failure shall continue beyond any default notice and cure period specified herein, if any, then Landlord shall have the right, but not the obligation, in addition to all its other rights and remedies, to observe or perform all or part (as Landlord may elect) of such agreements or obligations on behalf of Tenant, in which event Landlord shall have the right to enter the Premises for such purposes. All reasonable costs and expenses (including without limitation reasonable counsel fees) incurred by Landlord in exercising any of its rights under this Article, together with interest thereon at the Default Rate from the respective dates of Landlord's incurring of such costs or expenses until the date of payment, shall constitute Additional Rent and shall be paid by Tenant to Landlord on demand.

                      ARTICLE IX - REPAIRS AND MAINTENANCE

         IX.1 REPAIR OF PREMISES. Throughout the Term of this Lease, Tenant, at Tenant's sole cost and expense, shall take good care of the Premises and the Tenant Parking Areas, and shall, subject to reasonable wear and tear, fire, casualty and condemnation, keep the same in good order and condition, maintain, make all necessary repairs thereto, ordinary and extraordinary, interior and exterior, including without limitation, repairs to the plumbing and equipment. Landlord shall make and pay for all replacements to the Premises and all repairs to the foundation, roof, HVAC, structure of buildings and walls; provided however, Tenant shall be responsible for those repairs and replacements caused by Tenant's negligence or intentional misconduct or the failure of Tenant to maintain the Premises as required in this Paragraph 9.1 in which events Tenant shall complete such repairs and replacements at Tenant's sole cost. Landlord shall assign, without recourse, to Tenant any warranties or guaranties, if any, currently existing with respect to the Premises. All repairs made by Tenant shall be substantially equivalent to or better in quality to the original work.

         IX.2 NO OBLIGATION OF LANDLORD TO MAKE REPAIRS. Except as otherwise expressly stated in this Lease, Landlord shall not be required to furnish any services or facilities or to make any repairs in or to the Premises. Except as otherwise stated in this Lease, Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, maintenance and management of the Premises. Landlord's obligation to repair and/or replace the Premises under this Article IX is limited to the Premises, including the systems and equipment and other improvements as exists on the date of this Lease and the improvements anticipated to be completed under Exhibit "F", but with respect to no other Alterations of any kind made after the date hereof, for which Tenant shall be solely responsible.

         IX.3 COMMISSION OF WASTE. Tenant shall not cause or permit any waste or damage, disfigurement or injury to any of the Premises or any part or parts thereof.

               ARTICLE X - COMPLIANCE WITH LAWS, ORDINANCES, ETC.

         X.1 COMPLIANCE WITH LAWS. Throughout the Term of this Lease, Tenant shall conform to, comply with and take any and all action necessary to avoid or eliminate any violation of all Governmental Regulation which become effective on or after the Commencement

Date. Any cost incurred to comply with the foregoing sentence shall be paid and allocated between Landlord and Tenant so that Tenant's share shall be determined by dividing the number of Lease Years (including partial Lease Years) remaining during the Term by the useful life of such improvement, repair or alterations, as determined by GAAP. The Landlord shall pay the difference. Notwithstanding the foregoing, if Tenant exercises its right to elect the First Renewal Term and the Second Renewal Term, prior to the commencement of each such Renewal Term Tenant shall pay to Landlord such additional amounts as would have been due under this Section 10.1 if the foregoing calculation was made to include the additional Lease Years elected by Tenant. Landlord represents that Landlord has received no notice from any governmental authority of violation of Governmental Regulation with respect to the Premises. Landlord shall be responsible for any capital improvements, repairs, alterations or additions required by Governmental Regulation which became effective prior to the Commencement Date.

         X.2 COMPLIANCE WITH INSURANCE REQUIREMENTS. Tenant shall observe and comply with the requirements of all policies of insurance that Tenant is required hereby to maintain from time to time with respect to the Premises, and all orders, rules and regulations of the Board of Fire Insurance Underwriters (or any other body exercising similar functions) applicable thereto, or any use, manner of use or condition thereof.

         X.3 COMPLIANCE WITH RESTRICTIONS. Landlord represents that there are no covenants and/or restrictions referred to or set forth in any instrument now of record affecting the Premises or the use thereof except those listed on EXHIBIT "E" attached thereto. Tenant shall observe and comply with the requirements of all covenants and restrictions referred to or set forth in any instrument now of record affecting the Premises or the use thereof set forth in EXHIBIT "E", as long as the same shall at any time during the Term of this Lease be in force and effect.

         X.4 CONTEST BY TENANT. Tenant shall have the right to contest, by appropriate proceedings diligently conducted good faith, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in this Article, provided that the delay in conformance to or compliance with the same, attendant upon and pending the prosecution of such proceedings, shall not subject Landlord to any fine, penalty or criminal liability or render the Premises, or any part thereof, liable to lien, forfeiture or loss. Tenant shall, within ten (10) days after Landlord's demand, reimburse Landlord for all costs and expenses (including, without limitation, counsel fees) incurred by Landlord in connection with any such contest. Tenant shall defend, indemnify and save harmless Landlord from all other liability, costs and expenses incurred in connection with any such contest.

         X.5 PERMITS. Throughout the Term of this Lease, Tenant, at Tenant's sole cost and expense, shall procure and maintain all permits, licenses and authorizations required for Tenant's use, operation or occupancy of the Premises then being made, and for the lawful and proper operation and maintenance thereof.

                          ARTICLE XI - MECHANICS' LIENS

         XI.1 MECHANICS' LIENS. Landlord hereby NOTIFIES ALL MECHANICS, MATERIALMEN AND OTHER LIENORS THAT PURSUANT TO F.S. (ss)713.10, ANY LIENS
UNDER F.S. CH. 713 SHALL EXTEND TO, AND ONLY TO, THE RIGHT, TITLE AND INTEREST OF THE PERSON WHO CONTRACTS FOR THE IMPROVEMENT IN QUESTION AND THAT NEITHER THE INTEREST OF LANDLORD NOR ANY

SUPERIOR INTEREST IN THE DEMISED PREMISES AND ALL OTHER PORTIONS OF THE PREMISES SHALL NOT BE SUBJECT TO LIENS FOR ANY IMPROVEMENTS, SERVICES OR MATERIALS MADE BY, CONTRACTED FOR OR OTHERWISE AUTHORIZED BY TENANT OR BY ANY EMPLOYEE, CONTRACTOR OR AGENT OF TENANT. Tenant agrees that prior to contracting for any improvements, services or materials to be made in or delivered to the Demised Premises, Tenant shall notify the contractor of the foregoing provisions. Tenant further agrees that upon request of Landlord, Tenant shall execute a notice which sets forth the foregoing provisions, which notice may be recorded by Landlord in the public records of the county where the Premises are located. Tenant shall not suffer or permit any mechanic's lien to be filed against the interest of Landlord or Tenant in the Premises by reason of work, services or materials supplied to Tenant, the Premises, or any part thereof. If any such lien shall be filed at any time, Tenant shall promptly, and in any event within thirty (30) days after the filing thereof, cause the same to be discharged of record, provided, if Tenant shall promptly bond such lien with a responsible surety company, Tenant may contest the amount or validity of any such lien by appropriate proceedings, diligently prosecuted, and such contest shall defer for its duration Tenant's duty hereunder to discharge the same.

                ARTICLE XII - INSPECTION OF PREMISES BY LANDLORD

         XII.1 INSPECTION OF PREMISES BY LANDLORD. Upon a twenty-four (24) hours prior notice, Tenant shall permit Landlord and the duly authorized representatives of Landlord to enter the Premises, including without limitation the interior of the Premises, at all reasonable times during usual business hours for the purpose of inspecting the same. At Tenant's option, a representative of Tenant may accompany Landlord or Landlord's representative while on the Premises.

Notwithstanding the preceding, Landlord may enter the Premises without prior notice or accompaniment in the circumstance of an emergency condition.

                   ARTICLE XIII - INDEMNIFICATION OF LANDLORD

         XIII.1 INDEMNIFICATION OF LANDLORD. Tenant agrees to defend with counsel reasonably satisfactory to Landlord, indemnify and save harmless Landlord from and against any and all claims, damages, losses, costs and expenses, including without limitation reasonable counsel fees, suffered or incurred by Landlord with respect to: (a) the conduct, operation or management of, or any work, act or thing whatsoever done in, on or about the Premises, (b) any act or forbearance of Tenant or any sublessee or concessionaire of Tenant or any of Tenant's or such sublessee's or concessionaire's agents, contractors, servants, employees, business invitees, licensees, visitors or guests with respect to the Premises, except if caused by Landlord's gross negligence or wilful misconduct, and (c) any accident, injury to or death of any person or damage to any property howsoever caused in or on the Premises except is caused by Landlord's gross negligence or wilful misconduct.

           ARTICLE XIV - TENANT'S ACCEPTANCE OF CONDITION OF PREMISES

         XIV.1 TENANT'S ACCEPTANCE. Except as otherwise specifically provided in this Lease, Tenant hereby leases the Premises, and accepts them, "as is", with all faults, in their present condition, as a result of whatever inspecting and testing Tenant deemed necessary, and not as a result of or in reliance upon any representation or warranty of any nature whatsoever by Landlord, or any employee or agent of Landlord. Except with respect to Landlord's obligations under
Article IX and X of this Lease, Landlord shall not be liable for any latent or patent defect in the Premises.

                         ARTICLE XV - DEFAULT BY TENANT

         XV.1 EVENT OF DEFAULT. Each of the following shall constitute an "EVENT OF DEFAULT" by Tenant hereunder:

                  (A) Failure on the part of Tenant to pay the Rent or any other sum of money called for herein when due and the continuation of such failure for three (3) business days, without notice or demand; provided, however, Landlord shall provide Tenant, with respect only to the failure to pay Basic Rent, Additional Rent or any other sums or charges under the Lease, two (2) notices of such failure in any twelve month period and Tenant shall have three (3) business days after notice to cure such default with respect to Basic Rent, Additional Rent or any other sums or charges under the Lease;

                  (B) Failure on the part of Tenant to observe or perform any other covenant, agreement or undertaking of the Tenant contained in this Lease, and the continuation of such failure for thirty (30) days after notice from Landlord, provided however, if such failure cannot be cured within thirty (30) days, Tenant shall not be deemed in default if, within the thirty (30) days after said notice from Landlord, Tenant promptly commences such cure and thereafter diligently and continuously works to complete such cure and such cure has been completed within ninety (90) days after Landlord's original notice of default;

                  (C) If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or in any action or proceeding shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state bankruptcy, reorganization or debt reduction law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or substantially all of Tenant's property or of the Premises; and

                  (D) If within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, debt adjustment, dissolution or similar relief under any present or future federal or state law, such proceeding shall not have been dismissed; or if, within ninety (90) days after the appointment, without consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of all or substantially all of Tenant's property or of the Premises, such appointment shall not have been vacated; or if, within ninety (90) days after the expiration of any such stay, such appointment shall not have been vacated.

         XV.2 MULTIPLE DEFAULTS. Notwithstanding any contrary provision hereof, Landlord shall not be required to give any notice of default to Tenant (and the foregoing provisions of this Article determining Events of Default shall be deemed to exclude all provisions regarding notice of default) if, on two or more occasions during any period of not more than six (6) months, Tenant shall have defaulted in the observance or performance of any of its agreements or obligations hereunder, and Landlord shall have given Tenant notice of default with respect thereto.

         XV.3 LANDLORD'S REMEDIES FOR TENANT'S DEFAULT. If any Event of Default shall have occurred, then in addition to all rights and remedies provided by law or equity, or provided for elsewhere in this Lease, Landlord shall have all of the rights and remedies specified in the following paragraphs of this Section.

                  (A) Landlord shall have the right, by notice to Tenant, to accelerate all Base Rent due hereunder and otherwise payable in installments over the remainder of the Term and, at Landlord's option, Additional Rent to the extent that Additional Rent can be determined and calculated to a fixed sum; and the amount of accelerated rent shall be due and payable by Tenant upon Landlord's demand. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease. Notwithstanding the foregoing or the application of any rule or law based on election of remedies or otherwise, if Tenant fails to pay the accelerated rent in full when due, Landlord shall have the right to terminate Tenant's further right to possession of the Premises or, as Landlord may elect, to terminate this Lease, as below provided. If Tenant shall tender payment of part but not all of the accelerated rent, then Tenant's failure to make full payment shall be deemed a separate Event of Default hereunder, without any obligation of Landlord to give notice of default and without any opportunity of Tenant to cure such default, and, Landlord shall have the right to refuse to accept same, or to accept same and to apply such partial payment, or portions thereof, to the various obligations and sums owing by Tenant hereunder in such order and priority as Landlord, in its sole discretion, shall determine.

                  (B) Immediately upon the occurrence of an Event of Default or the expiration or sooner termination of the Term, Landlord shall have the right to bar entry into and possession of the Premises by Tenant and by any and all other persons as Landlord, in its discretion, may elect. In addition to the foregoing, Landlord shall have the right, whether or not Landlord elects to terminate this Lease, to recover possession of the Premises, and to that end, Landlord may enter the Premises and take possession, without the necessity of giving Tenant any notice to quit or any other further notice, and with or without (as Landlord may elect) legal process or proceedings, breaking locks and doors if Landlord so chooses, and in so doing, Landlord may remove all or any part of Tenant's property as well as all or any part of the property of others as may be in the Premises. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed of the Premises for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of Tenant committing an Event of Default or otherwise.

                  (C) If, at any time following the occurrence of an Event of Default, Landlord, without terminating this Lease, shall recover or be entitled to recover possession of the Premises, then: (i) Landlord may, but shall not be obliged to, relet the Premises, or any part or parts thereof, and/or, at Landlord's election, demolish or renovate the Improvements and relet the remaining Premises, or any part or parts thereof, on such terms as Landlord may deem desirable, and (ii) Tenant shall continue to be obliged to pay the full Rent reserved by this Lease and to observe and perform all its agreements and obligations hereunder. The failure, refusal or inability of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability for such Rent. If Landlord so relets the Premises, then Landlord shall credit against Tenant's continuing obligation to pay Rent, the net rentals actually received by Landlord for such reletting, after first deducting expenses as Landlord may incur in connection with such reletting, including, without limitation, counsel fees and expenses, brokerage fees and commissions, advertising expenses and all costs and expenses of possessing and maintaining the Premises (excluding debt service payments), of demolishing or renovating the Improvements (if, and to the extent, Landlord elects to do so) and of preparing the Premises for reletting. Landlord, in putting the Premises, or any part or parts thereof as Landlord may elect, in good order, or in preparing the same for re-rental, may, at Landlord's option, make such alterations, repairs, replacements, and decorations therein as Landlord, in Landlord's sole judgment, considers advisable, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from any liability hereunder. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under such reletting, and in no event shall Tenant be entitled to receive any excess of such net rents, if any, over the Rent payable by Tenant to Landlord hereunder. No re-entry or reletting of the Premises by Landlord following Tenant's default, and no payment by Tenant of the Rent thereafter, shall constitute a release of any of Tenant's liability hereunder (except to the extent of such payment of Rent) or shall prejudice Landlord's claim for and right to collect from Tenant other sums payable by Tenant hereunder, or Landlord's actual damages with respect to any Event of Default occurring hereunder.

                  (D) At any time following the occurrence of an Event of Default, Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice, and upon such date, the Term hereof and the estate hereby granted with respect to the Premises shall terminate, without any right of Tenant to redeem same or to prevent such forfeiture, and Tenant shall surrender possession of the Premises to Landlord (except to the extent Tenant shall be obliged to remove Alterations pursuant to ARTICLE V hereof). Upon such termination, Landlord shall be entitled to recover from Tenant in addition to all accrued rental and other sums due from Tenant as of such termination date, damages in an amount equal to: (i) the amount of Rent reserved for the balance of the Term, plus (ii) all costs and expenses incurred by Landlord in doing any and all of the following, to the extent Landlord elects to do so: securing possession of the Premises from Tenant, disposing of any personalty located in the Premises, restoring the Premises to the condition in which Tenant is herein obliged to surrender same to Landlord, preparing and attempting to relet the Premises, maintaining and safeguarding the Premises, renovating the Premises, and recovering said damages from Tenant. Such costs and expenses shall include, without limitation, attorneys' fees and expenses, brokerage fees and expenses, watchmen's wages and insurance premiums, costs of storing or disposing of property left upon the Premises and cleaning and restoration costs. No act or proceeding done or undertaken by Landlord with respect to an Event of Default shall constitute a termination of this Lease by Landlord unless and until Landlord shall give to Tenant the termination notice provided for above.

                  XV.4 MISCELLANEOUS DEFAULT PROVISIONS. (A) The right to enforce all of the provisions of this Lease may, at the option of any assignee of Landlord's rights in this Lease, be exercised by any such assignee, provided that Tenant has had notice of such assignment.

                  (B) Any notation or statement by Tenant on any draft, check or other method of payment of any obligation hereunder, or in any writing accompanying or accomplishing such payment, which notation, or statement purports to impose conditions on such payment or to invoke the doctrine of accord and satisfaction, shall be absolutely void and of no effect, and may be ignored by Landlord.

                  (C) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease and to a decree compelling performance of any covenant, agreement, condition or provision of this Lease, or to any other remedy allowed by law or in equity.

                  (D) No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease on the part of Tenant to be performed, or to exercise any permitted right or remedy consequent upon a default therein, and no acceptance of Tenant's performance or of Tenant's payment of full or partial Rent after such default, shall constitute a waiver by Landlord of such default or of such covenant, agreement, term or condition, or any right or remedy of Landlord with respect thereto.

                      ARTICLE XVI - DAMAGE AND DESTRUCTION

         XVI.1 DAMAGE BY FIRE, ETC. Subject to Section 7.7 of this Lease, in the event that any of the Improvements shall be damaged or destroyed by fire or any other hazard, risk or casualty whatsoever (such damaged or destroyed Improvements being herein called the "DAMAGED IMPROVEMENTS"), then Tenant shall give immediate notice thereof to Landlord, and shall, as soon as possible, at Tenant's cost and expense, restore, replace and repair the Damaged Improvements regardless of whether insurance proceeds are available to pay all of the cost thereof. Such work by Tenant shall be done pursuant to plans, specifications and a work schedule which shall be subject to Landlord's prior reasonable approval. In the event that more than fifty percent of the floor area of the Improvements is so damaged or destroyed, and such damage or destruction shall occur during the last two years of the Term, then provided all policies of insurance hereby required to be maintained by Tenant are in full force and effect and proper proof of loss shall have been filed thereunder, Landlord and Tenant each shall have the right on or prior to the thirtieth day after the occurrence of such damage or destruction, to terminate this Lease by giving notice to the other respective party. Upon such termination, Tenant shall pay to Landlord (if Landlord has failed to receive such amounts from the proceeds of rent loss insurance required to be carried by Tenant), (a) an amount equal to all Rent which would have been due hereunder for the six month period following such termination, (b) all insurance proceeds theretofore received by Tenant on account of such Damaged Improvements, and (c) assigning to Landlord all insurance policies and unpaid proceeds with respect to the Damaged Improvements.

         XVI.2 RESTORATION. Subject to Section 7.7 of this Lease, in the event Tenant shall be obliged to restore, repair or replace the Damaged Improvements, then Tenant, regardless of the proceeds of insurance (provided that Tenant has the right to use all of the proceeds from its insurance policies), shall restore or replace the Damaged Improvements as nearly as possible to the condition thereof as they existed prior to such damage or destruction, such restoration or replacement to be begun after the receipt of proceeds of insurance, and continued diligently until completion thereof.

         XVI.3 NO ABATEMENT OF RENT. No damage to or destruction of any of the Premises as a result of fire or any other hazard, risk or casualty whatsoever shall permit Tenant to surrender this Lease or shall relieve Tenant from Tenant's liability to pay the full Rent payable under this Lease, or from any of Tenant's other obligations hereunder, except to the extent otherwise provided in this Article. Notwithstanding the foregoing, Tenant's obligation to pay rent shall be reduced by the proceeds actually received by Landlord from rent loss insurance policies required to be purchased by Tenant under this Lease.

         XVI.4 LANDLORD'S MORTGAGEE. Landlord shall cause any mortgagee of Landlord to permit Tenant to use all insurance proceeds to repair, restore and replace the Damaged Improvements.

                           ARTICLE XVII - CONDEMNATION

         XVII.1 TOTAL TAKING. In the event that the whole of the Premises shall be taken under the exercise of the power of eminent domain or by agreement with any condemnor in lieu of such taking (herein called a "TOTAL TAKING"), then this Lease shall terminate as of the earlier of the date when title thereto vests in the condemnor or the date when possession thereof shall be delivered to the condemnor.

         XVII.2 AWARD ON TOTAL TAKING. The entire award with respect to any Total Taking shall be paid to Landlord, except that Tenant shall be entitled to any award which the condemnor may make, and which shall be provided for by law, specifically for Tenant's moving expenses and business dislocation damages, provided that same are not deducted from the award otherwise payable to Landlord.

         XVII.3 PARTIAL TAKING. In the event that any portion or portions of the Premises shall be taken under the exercise of the power of eminent domain or by agreement with any condemnor in lieu of such taking (herein called a "PARTIAL TAKING"), then this Lease, only as to the portion or portions so taken, shall terminate as of the date possession thereof shall be delivered to the condemnor, but otherwise this Lease shall remain in full force and effect; provided, however, if as a result of such Partial Taking, it is, in the opinion of Landlord, economically unfeasible to reconstruct the remaining portion of the Premises, or Tenant in its reasonable good faith judgment determines that it is unable to use and operate the Premises in a satisfactory manner to conduct its business, then
(a) this Lease shall terminate thirty (30) days from the date possession of the part taken shall be delivered to the condemnor, and (b) such Partial Taking shall be deemed to be and treated as a Total Taking.

         XVII.4 RECONSTRUCTION. If during the Term there shall be a Partial Taking and if this Lease shall not be terminated on account thereof pursuant to the provisions of the immediately preceding Section, then (a) Tenant shall, to the extent of such award, repair and restore the remaining portion of the Premises so that they constitute architectural units with the same general character and condition to the nearest extent possible under the circumstances as the previous Premises, (b) Landlord shall make condemnation damages received by Landlord available to Tenant, to the extent necessary to reimburse Tenant for Tenant's repair and restoration expenses, and (c) this Lease shall remain in full force and effect with respect to such remaining portion of the Premises.

         XVII.5 AWARD ON PARTIAL TAKING. The entire award with respect to any Partial Taking which shall not result in a termination of this Lease and which is not required to be used by Tenant for reconstruction shall be paid to Landlord.

         XVII.6 SETTLEMENT AGREEMENT. For the purposes of this Lease, all amounts paid pursuant to an agreement with any condemnor in settlement of any condemnation or any eminent domain proceeding affecting the Premises shall be deemed to constitute an award made in such proceeding.

         XVII.7 ABATEMENT IN BASIC RENT. In the case of a Partial Taking which does not result in a termination of this Lease, the annual Basic Rent payable under this Lease after possession of the portion so taken shall be delivered to the condemnor shall be reduced in the same proportion as the amount of usable floor area of the buildings constituting part of the Premises shall have been reduced by such Taking; but any such Partial Taking shall not relieve Tenant from Tenant's liability to pay the full Additional Rent payable under this Lease, or from any of Tenant's other obligations hereunder, and, except as herein expressly provided, Tenant waives any right now or hereafter conferred upon Tenant by statute or otherwise to any suspension, diminution, abatement or reduction of Rent or to surrender this Lease or the Premises by reason of such Partial Taking.

              ARTICLE XVIII -ASSIGNMENT, SUBLETTING AND MORTGAGING

         XVIII.1 VOLUNTARY ASSIGNMENT OR OTHER TRANSFER OF LEASE. (A) Tenant shall not mortgage, pledge, hypothecate, or transfer this Lease or any part or portion of the Term hereby created, or interest therein (except as herein specifically set forth in this Lease).

                  (B) Tenant shall not assign this Lease, or any part or portion of the Term hereby created or any interest therein, nor sublet all or any portion of the Premises, without the prior written consent of the Landlord being first obtained in each instance which consent shall not be unreasonable withheld, conditioned or delayed; provided, that, in addition to other reasons for which Landlord may withhold Landlord's consent, Landlord may, without other reason, withhold Landlord's consent if any one or more of the following are not true and correct: (i) Tenant remains fully liable under the Lease, (ii) the use of the Premises does not materially change or, of it does, such new use will not cause a diminution in value of the Premises as determined, within ten (10) days of notice to Landlord, by a mutually acceptable independent third party real estate consultant or appraiser in the county where the Premises are located, having a minimum of 10 years experience, and (iii) Landlord and not Tenant, shall receive any and all rent or other consideration paid, directly or indirectly, by or on behalf of any such assignee or subtenant in excess of the Basic Rent with respect with any such assignment or sublet. Notwithstanding anything to the contrary contained in this Lease, Tenant may assign this Lease or its interest in this Lease to any of Tenant's subsidiaries, affiliates or parent companies or in connection with a merger in which Tenant is the surviving entity or the shareholders of Tenant own a majority of or control the surviving entity, a merger which does not meet the above requirements but such surviving entity has a net worth of not less than $2,500,000 as determined by GAAP or in lieu thereof Tenant deposits $65,000 as a security deposit to be held by Landlord to guaranty each of Tenant's obligations under this Lease, consolidation, reorganization, sale of substantially all of the assets of Tenant, initial public offering or stock sale without Landlord's consent; provided that notice of such assignment shall be given Landlord, and with respect to any assignment or sublet under any circumstances set forth in this
Article XVIII: (i) Tenant shall not be relieved of its obligations under this Lease (I.E. Tenant shall remain fully liable under this Lease) and (ii) the use of the Premises shall not involve any greater environmental risk than the use anticipated by Tenant under this Lease based on past use of the Premises.

                  (C) Except as otherwise provided in Section 18.1(B), neither this Lease, nor the leasehold estate of Tenant, nor any interest of Tenant hereunder in the Premises shall be subject to involuntary assignment, transfer or sale, or assignment, transfer or sale by operation of law in any manner whatsoever, and any such attempted involuntary assignment, transfer or sale shall be void and of no effect.

                           ARTICLE XIX - TENANT'S WORK

         XIX.1 TENANT'S WORK. Tenant shall, in a good and workmanlike manner, cause the improvements to the space agreed to by Tenant and Landlord located in Building Three and the other improvements to the Premises, if any, as agreed by Landlord and Tenant, to be completed in accordance with Government Regulation and the plans and specifications approved by Landlord and Tenant all as described in the work letter attached hereto as EXHIBIT "F" and made part hereof ("TENANT'S WORK LETTER").

                              ARTICLE XX - NOTICES

         XX.1 NOTICES. All notices, including, without limitation, exercises of options, demands, requests, consents and other communications required or relating to this Lease shall be effective only if in writing, and shall be effective upon delivery or refusal by hand, recognized overnight carrier or mailed United States registered or certified mail, return receipt requested, postage prepaid, to the other respective party at its address set forth below, or at such other address as such other party shall designate by notice. Notices to Landlord shall be addressed to the attention of Gary R. Smith, President and CEO, Smart Choice Automotive Group, Inc., 5200 S. Washington Avenue, Titusville, Florida 32780-7316, with a copy to Morgan, Lewis & Bockius LLP, 5300 First Union Financial Center, 200 S. Biscayne Boulevard, Miami, Florida 33131, Attention:
John S. Fletcher, Esq.

                  Tenant's address for notice shall be:

                           Eckler Industries, LLC
                           5130 and 5140 S. Washington Avenue
                           Titusville, Florida 32780-7316
                           Attention:  General Manager

                  and

                           Sun Capital Partners, Inc.
                           5535 Town Center Road

                           Suite 802
                           Boca Raton, FL  33486
                           Attention: Marc Leder
                                      Rodger R. Krouse

                  With a copy to:

                           Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 South Broad Street
                           Philadelphia, PA  19102
                           Attention:  Bradley A. Krouse, Esquire

                          ARTICLE XXI - QUIET ENJOYMENT

         XXI.1 QUIET ENJOYMENT. Tenant, upon observing and keeping all covenants, agreements and conditions of this Lease on Tenant's part to be kept and observed, shall quietly have and enjoy the Premises throughout the Term without hindrance or molestation by Landlord or by anyone claiming by, from, through or under Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

                  ARTICLE XXII - TENANT'S ESTOPPEL CERTIFICATES

         XXII.1 ESTOPPEL CERTIFICATES. Tenant and Landlord agree, at any time and from time to time, upon not less than ten business days' prior written notice by either party, to execute, acknowledge and deliver to requesting party a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) whether there are then existing any offsets or defenses against the enforcement of any of the terms, covenants or conditions hereof upon the part of Landlord or Tenant to be performed (and if so, specifying the same), and (c) the dates to which the Rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser or mortgagee of the Premises.

                ARTICLE XXIII - LEASE NOT SUBJECT TO TERMINATION

         XXIII.1 LEASE WITH FIRST MORTGAGEE. In the event that, notwithstanding the express provision of this Lease, this Lease shall be deemed terminated by operation of law, or by action of court, or in the event any receiver, trustee in bankruptcy, liquidator or assignee of Landlord shall initiate any action for the taking of the Rent and the application thereof for the benefit of any creditors of Tenant other than the holder of a first mortgage on Landlord's interest in the Premises, then Tenant shall, upon ten days' written demand to Tenant by the holder of said first mortgage, enter into a new lease with said holder containing the same terms and provisions as this Lease. Forthwith upon the execution and delivery of such new lease, this Lease and all obligations of Tenant hereunder shall be deemed terminated without further action by either party hereto.

                      ARTICLE XXIV - ENVIRONMENTAL MATTERS

         XXIV.1 COMPLIANCE WITH LAWS. Tenant shall cause all activities conducted at the Premises to be conducted in compliance in all material respects with all statutes, ordinances, regulations, orders, and requirements of common law concerning (i) those activities, (ii) repairs or construction of any improvements, (iii) handling of any materials, (iv) discharges to the air, soil, surface, or groundwater, and (v) storage, treatment or disposal of any material or waste at or connected with any activity at the Property ("Environmental Statutes").

         XXIV.2 PERMITS. Landlord represents and warrants that to the best of Landlord's knowledge, without inquiry, Landlord has, and prior operators of the Property had, all of the necessary permits, licenses, and similar approvals to conduct activities at the Premises in compliance with Environmental Statutes. Landlord shall, to the extent possessed by Landlord, provide Tenant with copies of all such permits concerning activities on the Demised Premises.

         XXIV.3   SITE CONTAMINATION.

                  (i0 Landlord represents and warrants that, to the best of its knowledge, without inquiry and except as identified in the July 13, 1999 Phase II Environmental Site Assessment Report by Handex Environmental (the "Phase II"), there is no Contamination present at, on or under the Premises.

                  (ii0 As used in this Lease, the term "Contamination" means the release and/or presence of Hazardous Substances at, on or under the Premises, which requires remediation under any Environmental Statutes.

                  (iii0 As used in this Lease, the term "Hazardous Substances" shall mean any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "solid waste" or "toxic substances", or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including but not limited to the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601-9675, as amended; Subtitle I of the Resource Conservation and Recovery Act, 42 U.S.C. 6901-6991i, as amended; and the other Environmental Statutes.

         XXIV.4 INDEMNIFICATION; LIMITATION OF LIABILITY. Landlord shall be responsible for performing any remediation of any Contamination at the Premises arising out of or relating to events occurring before the Commencement Date (except, to the extent relevant, for those raised in the Phase II) and Tenant shall be responsible for performing any remediation of any Contamination at the Premises arising out of or relating to events occurring during the Term, except such Contamination caused by or arising solely from contamination (i.e., the release and/or presence of Hazardous Substances which requires remediation under any Environmental Statutes) having its origin on any property other than the Premises or the Tenant Parking Areas, and the Tenant shall be relieved of such responsibility only to the extent that the requirement to remediate is directly attributed to such other property. Landlord shall each indemnify, defend and hold the other harmless of, from and against any and all expenses, loss or liability suffered by the other by reason of Landlord's or Tenant's breach of any provision relevant to either of Landlord or Tenant of this Article 24 including but not limited to, (a) any and all expenses required so that the Premises complies with Environmental Statutes; (b) any and all reasonable costs or damages, including but not limited to costs or damages resulting from litigation and Natural Resource Damages, that Landlord or Tenant may incur as a result of the presence, study, removal or remediation of any Contamination on the Premises or arising from the Premises; (c) any and all fines, penalties, or other sanctions assessed or imposed due to Landlord's or Tenant's failure to have complied with the Environmental Statutes and/or the presence of Contamination on the Premises as herein set forth; and (d) any and all legal and professional fees and costs incurred by Landlord or Tenant in connection with the foregoing. This indemnification shall survive the expiration or termination of this Lease.

         XXIV.5 TENANT'S COVENANTS. Tenant shall cause all permits, licenses or approvals to be obtained, and shall cause all notifications and reports to be made, as required by Environmental Statutes applicable to the Premises. Tenant shall, at all times, cause compliance in all material respects with the terms and conditions of any such approvals or notifications.

                     ARTICLE XXV - MISCELLANEOUS PROVISIONS

         XXV.1 INTEGRATION. This Lease, the Transition Services Agreement between Landlord and Tenant dated August _____, 1999 and Section 2(g) of the Merger Agreement between Landlord and Tenant dated August _____, 1999 and the documents referred to herein set forth all the promises, agreements, conditions and understandings between Landlord and Tenant relative to the leasing of the Premises, and there are no promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. No subsequent alteration, amendment, supplement, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

         XXV.2 NO RECORDING. This Lease shall not be recorded or otherwise filed or made a matter of public record, and any attempt to record or file same by Tenant shall be deemed a default by it hereunder.

         XXV.3 TIME OF THE ESSENCE. Time wherever specified herein for satisfaction of conditions or performance of obligations by Tenant is of the essence of this Lease.

         XXV.4 NO PARTNERSHIP. The parties do not intend to create hereby any partnership or joint venture between themselves with respect to the Premises or any other matter.

         XXV.5 SEVERABILITY. Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction or with respect to any person shall, as to such jurisdiction or person, be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction or, as the case may be, with respect to any other person. To the extent permitted by applicable law, the parties hereto hereby waive any law that renders any provision hereof prohibited or unenforceable in any respect.

         XXV.6 AUTHORITY. Each party warrants that it has full power, authority and legal right to execute and deliver this Lease, and to keep and observe all of the terms and provisions of this Lease on such party's part to be observed and performed. Each party warrants that this Lease is its valid and enforceable obligation.

         XXV.7 GOVERNING LAW. This Lease and all issues arising hereunder shall be governed by the laws of the State in which the Premises are located.

         XXV.8 COUNTERPARTS. This Lease may be executed by the parties hereto in separate counterparts, all of which, when delivered, shall together constitute one and the same instrument.

         XXV.9 HEADINGS; PRONOUNS. The headings of the sections of this Lease are for convenience only and have no meaning with respect to this Lease or the rights or obligations of the parties hereto. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein:
"person", as used herein, includes an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity; "Premises" includes each portion of the Premises and each estate or interest therein; "hereof", "herein", and "hereunder" and other words of similar import refer to this Lease as a whole; "Lease" includes these presents as supplemented or amended from time to time by written instrument(s) entered into by Tenant or Landlord; `Landlord" includes Landlord's successors and assigns; "Tenant" includes Tenant's permitted successors and assigns, if any, and

"parties" means Landlord and Tenant. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of pronouns or nouns shall include the plural and vice versa.

         XXV.10 LIMITATION OF LANDLORD'S LIABILITY. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, or shareholders of Landlord, and Tenant shall look solely to the real estate that is the subject of this Lease and the escrowed funds described in EXHIBIT "F" and to no other assets or property of the Landlord for satisfaction of any liability in respect of this Lease and shall not seek recourse against any other property of Landlord, or against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for such satisfaction.

         XXV.11 SURVIVAL. All agreements and obligations of Tenant hereunder which require observance or performance after the expiration or termination of this Lease, or which can not reasonably be ascertained as having been observed or performed at the time of such expiration or termination, shall survive, and be enforceable against Tenant following, such expiration or termination.

         XXV.12 WAIVER OF SUBROGATION. Notwithstanding any provision to the contrary under this Lease, each party hereto hereby waives any and every claim which arises or which may arise in its favor and against the other party and its directors, officers, partners, employees and agents during the term and extended term, if any, for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Premises, to the extent that such loss or damage is covered under an insurance policy or policies carried by Landlord or Tenant or required to be carried under this Lease by Landlord or Tenant and to the extent such policy or policies contain provisions permitting such waivers of claims. Each party agrees to request its insurers to issue policies containing such provisions and if any extra premium is payable therefor, the insured party shall so notify the party which would benefit from the provision and such benefitted party shall have the option to pay such additional premium in order to obtain such benefit, but if the benefitted party declines to make such payment, the insured party will not be required to obtain such a waiver provision. If the benefitted party pays the additional premium required by the insurer in order to obtain such a benefit, the insured party shall promptly thereafter provide the benefitted party with certificates of such insurance evidencing such a waiver provision.

         XXV.13 SIGNS. Tenant shall have the right, with the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, to erect and install signage on or about the Premises, including on exterior walls in and around the Premises, so long as Tenant complies with Governmental Regulation jurisdiction therefor and at the expiration of this Lease, removes all signage and completes, at Tenant's sole expense, repairs to all damage to the Premises caused by such removal, and Landlord hereby consents to Tenant erecting and installing a sign located in the front of the Premises consisting of the company's name and logo.

         XXV.14 PARKING. The Premises shall include the parking areas indicated on EXHIBIT "G" (the "Tenant Parking Areas") for parking for Tenant's employees, customers and business invitees. The parties acknowledge that Landlord shall have the right to relocate Tenant, in whole or in part, from the 15 parking spaces located on Parcel 4, the area labeled "52 Spaces" and/or the portions of the area labeled "48 Spaces" not located on Parcel 5 if Landlord sells or leases Parcel 6 or Parcel 4 or uses Parcel 6 or Parcel 4 for its own business purpose (including parking), upon 10 business days' notice to Tenant, provided Landlord has provided, at Landlord's sole cost and expense, and has immediately made available to Tenant on any parcel, including Parcel 7 and/or 8 the same number of fully constructed, graded, paved and striped spaces that it takes from Tenant; except that Landlord shall only be responsible for one-half of the cost to construct, grade, pave and stripe the "50/50 Spaces". The "50/50 Spaces" shall be those Tenant parking spaces in excess of the first 100 spaces available to Tenant for parking anywhere on the Premises or the Tenant Parking Areas (including the 10 customer spaces on the eastern portion of Parcel 1) up to and including the 125th such parking space. Landlord agrees that at all times it shall provide and make available to Tenant the exclusive use of 125 paved and striped parking spaces and the ability to access such spaces in a reasonable manner. Upon Tenant's request, Landlord shall within a reasonable time make such additional space available to Tenant to provide Tenant a total of 200 parking spaces; provided, however, Tenant shall be responsible to construct, grade, pave and stripe such parking spaces needed by Tenant in excess of 125 spaces. All such parking spaces shall be used by Tenant only for Tenant's employees, customers and business invitees. Notwithstanding anything to the contrary contained in this Paragraph 25.14, if Tenant constructs any parking spaces and Landlord thereafter relocates Tenant from such spaces, which right of relocation Landlord shall have on 10 business days' notice from time to time during the Term, Landlord shall pay all of the cost and expense relating to the construction, grading, paving and striping of the number of spaces needed as a result of such relocation(s).

         During the once each year Eckler 3 Day Weekend Reunion, Tenant shall have the right to park in available parking spaces consistent with past practices on any of Landlord's parcels shown on EXHIBIT "D".

         XXV.15 BROKERS. Tenant represents and warrants that it has not employed any broker or agent as its representative in the negotiation for or the obtaining of this Lease, and agrees to defend, indemnify and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent. Landlord represents and warrants that it has not employed any broker or agent as its representative in the negotiation for or the obtaining of this Lease, and agrees to defend, indemnify and hold Tenant harmless from any and all cost or liability for compensation claimed by any such broker or agent.

         XXV.16 PREVAILING PARTY. If either party shall bring an action against the other to enforce or interpret the terms of this Lease or otherwise arising out of this Lease, the prevailing party in such action shall be entitled to its costs of suit and reasonable attorney's fees.

         XXV.17 EFFECT OF CONVEYANCE OR ASSIGNMENT BY LANDLORD. If Landlord shall convey, assign or transfer its interest in this Lease, which rights Landlord shall have, Tenant shall look to the purchaser, assignee or transferee of Landlord's interest in this Lease for the performance of Landlord's obligations hereunder and so long as such transferee assumes all of Landlord's obligations under this Lease and owns fee simple title to the Premises Landlord shall from and after such conveyance, assignment or transfer be relieved and discharged from any and all liabilities and obligations under this Lease. Tenant agrees to attorn to any purchaser, assignee or transferee and to execute any written attornment agreement reasonably requested by such purchaser, assignee or transferee.

         XXV.18 RADON DISCLOSURE. Tenant is hereby advised that radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. The foregoing disclosure is provided to comply with state law and is for informational purposes only.

         XXV.19 LANDLORD'S DEFAULT. Except as otherwise provided in this Lease, Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty
(30) days after written notice thereof from Tenant to Landlord (unless such failure cannot reasonably be cured within thirty (30) days and Landlord shall have commenced to cure said failure within said thirty (30) days and continues diligently to pursue the curing of the same to completion but not to exceed ninety (90) days) and Tenant shall have any rights and remedies available to it at law or in equity or under this Lease.

         To the extent Landlord owes Tenant any money under Section 2(g) of the Merger Agreement as determined under said Section 2(g), Tenant may, at its option and upon written notice to Landlord, deduct such amounts due Tenant in accordance with such Section 2(g) from the Rent due Landlord.

         XXV.20 MEMORANDUM OF LEASE. This Lease shall not be recorded, but, upon the request of either party, the parties shall execute a short form Memorandum of Lease and/or easements granted under this Lease, which may be recorded by either party at its expense and which shall include provisions satisfactory to Landlord to enable Landlord to remove such Memorandum of record upon the termination of this Lease. The Memorandum of Lease shall, without any document or action by the parties, terminate and be of no force or effect upon the termination (whether at the end of the Term or earlier because of default or whatever cause), provided, notwithstanding the foregoing, Tenant will confirm in recordable form, any such termination of this Lease (whether at the end of the Term or earlier as above set forth) and of the Memorandum of Lease before ten
(10) business days after notice from Landlord, failing which

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

Landlord is hereby granted an irrevocable power of attorney to execute such termination documents for and in the name of Tenant.

         XXV.21 LANDLORD'S LIEN WAIVER. Upon Tenant's written request, Landlord shall agree to execute and deliver a Landlord's Lien Waiver for the benefit of any lenders of Tenant in the form of EXHIBIT "H" attached hereto and made a part hereof.

         XXV.22 SURVEY. Landlord shall use all reasonable efforts to obtain a survey of the Premises and legal descriptions of each parcel and the access easement within thirty (30) days of the Commencement Date.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease Agreement to be duly executed, all as of the day and year first above written.

Witnesses:                                  SMART CHOICE AUTOMOTIVE GROUP, INC.


 /s/ MARIA DIAZ                             By: /s/ ROBERT J DOWNING
---------------------------                     ----------------------------
Print Name: Maria Diaz                      Name: Robert J. Downing
                                            Title: Vice President


 /s/ DOUGLAS K. BISCHOFF
-------------------------------             Attest:
Print Name: Douglas K. Bischoff                    --------------------------
                                            Name:
                                            Title:

                                                               (Corporate Seal)

Witnesses:                                  ECKLER INDUSTRIES, LLC


/s/ MICHAEL KALB                           By: /s/ RODGER R. KRAUSE
--------------------------                     --------------------------
Print Name:                                     Name: Rodger R. Krause
                                                Title: Vice President

/s/ MARC J. LEDER
---------------------------
Print Name:                                 Attest:/s/ MICHAEL KALB
                                                   -------------------------
                                            Name:  Michael Kalb
                                            Title:

                                                                (Corporate Seal)

                                   EXHIBIT "F"

                              TENANT'S WORK LETTER

1.       PLANS AND SPECIFICATIONS.

         a. Improvements to the Premises ("Tenant's Work") shall be completed in accordance with detailed architectural and/or engineering working drawings and material specifications (the "Plans and Specifications") which shall be prepared by Tenant at Tenant's expense (and as an offset to the Tenant Improvement Allowance defined in Section 2 hereof). The Plans and Specifications shall include, without limitation, the following to the extent reasonably required:

                  i.       fully dimensioned architectural plan;
                  ii.      electric telephone outlet diagram;
                  iii.     reflective ceiling plan with light switches;
                  iv.      electric power circuitry diagram;
                  v.       all color and finish selections; and
                  vi.      all special equipment and fixture specifications.

         b. Tenant shall use a licensed architect, engineer or space planner in preparation of the Plans and Specifications.

         c. Tenant shall cause the Plans and Specifications to be prepared, at Tenant's expense, and submitted to Landlord not later than September 17, 1999. Landlord shall then have a period of not more than ten (10) business days following such submittal in which to review and approve the Plans and Specifications or state any objections to same in writing. Once Plans and Specifications have been accepted by Landlord, they may be modified only with Landlord's written approval, which approval shall not be unreasonably withheld, provided if such change is made by Tenant or required under applicable code, ordinance or regulation, Tenant shall be liable for any additional costs in excess of the Tenant Improvement Allowance incurred as a result of any such change.

2.       TENANT IMPROVEMENT ALLOWANCE.

         a. Notwithstanding anything contained in this Work Letter to the contrary, Landlord shall provide Tenant a sum not to exceed $275,000, as a tenant work allowance for construction of Tenant's Work (the "Tenant Improvement Allowance"), including the cost of architectural, engineering and working drawings and all other costs associated with Tenant's Work. Tenant shall use this Tenant Improvement Allowance to offset costs incurred for construction of improvements to the Premises and any permit, architectural, engineering and all other fees and expenses relating thereto. In the event the cost of the Tenant's Work and related fees exceed the Tenant Improvement Allowance, Tenant shall pay such excess ("Tenant's Costs"). It is expressly understood that Landlord shall in no event be required to expend any monies in excess of the Tenant Improvement Allowance. Tenant shall in no event receive any cash or credit to rent for any unused portion of the Tenant Improvement Allowance.

         b. The Tenant Improvement Allowance shall be deposited, by Landlord, into a title company (the "Title Company") escrow account (the "Escrow Account"). The Title Company shall be approved (reasonably) by Landlord and Tenant, each agreeing that First American Title Co. and Commonwealth Land Title Insurance Company are pre-approved. The Tenant Improvement Allowance shall be held and distributed by the Title Company in accordance with this Tenant's Work Letter and any escrow agreement required by the Title Company each month beginning after commencement of construction upon written request by Tenant, such request, in each instance, being accompanied by (i) lien waivers and releases of lien for the general contractor, subcontractors and materialmen with respect to disbursements for the preceding months, (ii) a certificate to Landlord from Tenant's architect or engineer (who shall be a Florida licensed architect or engineer) stating that all of Tenant's Work to the date of each such certificate has been completed in compliance with Governmental Regulation and in compliance in all material respects with the Plans and Specifications, and that a sufficient amount of money remains in the Escrow Account as of the date of each such certificate to pay for the completion of Tenant's Work. In the event any change order to the Plans and Specifications causes an increase in the cost of Tenant's Work, causing the total cost of Tenant's Work to exceed the Tenant Improvement Allowance, then Tenant shall, in each instance, deposit within five (5) business days into the Escrow Account the amount of such increased costs, provided such amount exceeds $25,000. In the event any such increase is $25,000 or less, then Tenant shall not be required to deposit such amount into the Escrow Account, but Tenant shall, nevertheless, be and remain solely liable for and shall pay such amount(s) as a Tenant's Costs. Tenant shall prepare, in accordance with Government Regulations for Landlord's review and approval, such approval not to be unreasonably withheld, a Notice of Commencement with respect to Tenant's Work and Tenant shall thereafter record the Notice of Commencement. Disbursements of the Tenant Improvement Allowance shall be made in compliance with the hold back requirements of Governmental Regulation.

3.       CONTRACTOR(S); PERMITS; PERFORMANCE BOND.

         a. Tenant shall use licensed contractors, each of which shall maintain sufficient insurance in customary amounts in accordance with industry standards, and shall be responsible for obtaining all necessary permits and approvals at Tenant's sole expense. Tenant shall advise its contractor(s), subcontractor(s) and material supplier(s) that no interest of Landlord in the Premises, the Building or the Property shall be subject to liens to secure payment of any amount due for work performed or materials installed in the Premises and that Landlord has recorded a notice to that effect in the public records of Brevard County, Florida. Landlord shall permit Tenant and Tenant's contractor(s) to enter the Premises prior to the Commencement Date to accomplish any work as agreed, however, Landlord shall not be liable in any way for any injury, loss, damage or delay which may be caused by or arise from such entry by Tenant, its employees or contractor(s).

         b. Tenant covenants and agrees to pay the general contractor, sub-contractors and materialmen as the work progresses, the entire cost of supplying the materials and performing the work shown on Tenant's approved Plans and Specifications, unless a dispute arises, in which case, such sums shall remain in the Escrow. Tenant shall pay (or bond off in accordance with Florida Statutes) within five (5) business days after notice thereof, any liens filed with respect to the Premises and/or Landlord's other property in connection with Tenant's Work.

         c. Landlord shall have the right to disapprove any of Tenant's contractors or subcontractors if Landlord has reason to believe that such contractors or subcontractors are: (i) not licensed as required by any governmental agency; (ii) not technically qualified or sufficiently staffed to do the work; (iii) not financially capable of undertaking the work or (iv) do not carry required insurance.

         d. Landlord, in its sole and absolute discretion, may require contractor(s) to provide a performance and payment bond(s) covering the cost of Tenant's Work. The cost of such performance and payment bond shall be borne by Tenant, provided, however, that such cost may be paid from the Tenant Improvement Allowance.

         e. All work shall be done in a good, workmanlike and expedient manner. Tenant Work shall not impair or effect the structural components of the Building or any of the Building's systems (other than those previously approved in writing in connection with Landlord's approval of the Plans and Specifications) without the prior written approval of Landlord in each instance.

4.  INSPECTION OF TENANT'S WORK

         During the progress of the Tenant's Work, Tenant's Work and the Premises shall be subject to inspection by representatives of Landlord who shall be permitted access and the opportunity to inspect, at all reasonable times, but this provision shall not in anyway whatsoever create any obligation on Landlord to conduct such inspections.

5.  LEGAL REQUIREMENTS

         All such Tenant's Work shall be performed in compliance with Governmental Regulations.

6.       EVIDENCE OF CERTIFICATES.

         Prior to commencement of any work, Tenant shall furnish to Landlord certificates evidencing the existence of (a) workmen's compensation insurance covering all persons employed for such work; (b) commercial general liability and property damage insurance; and (c) Builder's Risk Insurance naming, in each instance, Landlord and Tenant as insured, with liability coverage of at least $1 million. Such insurance shall be placed with insurance companies reasonably satisfactory to Landlord and licensed to do business in the State of Florida, and each policy shall provide that it may not be canceled without 30 days' prior written notice to Landlord.

7.       CAPITALIZED TERMS.

         All undefined capitalized terms used herein shall have the same meaning as in the Lease.

8.       INCONSISTENT TERMS.

         In the event that any term in this Work Letter shall be inconsistent with any term of the Lease, the terms of this Work Letter shall prevail.